EXHIBIT 99.1
March 31, 2011
Swisher Hygiene Announces New Senior Secured Credit Facility Providing Up to $100 Million
     CHARLOTTE, N.C., March 31, 2011 (GLOBE NEWSWIRE) — Swisher Hygiene Inc. (“Swisher Hygiene”) (Nasdaq:SWSH) (TSX:SWI), a leading provider of essential hygiene and sanitation products and services, today announced a new $100 million senior secured revolving credit facility with Wells Fargo Bank, NA. Interest on borrowings under the credit facility will generally accrue at London Interbank Offered Rate (LIBOR) plus 2.5% to 4.0%, depending on the ratio of senior debt to Consolidated EBITDA (as such term is defined in the credit agreement), and interest will be payable no more frequently than monthly on all outstanding borrowings. The credit facility matures on July 31, 2013.
     “We are pleased to enter into this credit facility, and we intend to use the facility to fund our organic and acquisition growth strategy, as well as for working capital purposes,” said Steven R. Berrard, Chief Executive Officer of Swisher Hygiene. “With the funds borrowed from the new facility, we intend to fully repay the $25 million outstanding on our existing credit facilities.”
     Under the new credit facility, Swisher Hygiene has initial borrowing availability of $32.5 million, which it expects will increase to the fully committed $100 million amount upon delivery of our audited financial statements for the year ended December 31, 2010 and unaudited quarterly financial statements for the quarter ended March 31, 2011. Borrowings under the facility are secured by a first priority lien on substantially all of Swisher Hygiene’s existing and hereafter acquired assets, including $25 million of cash on borrowings in excess of $75 million. Borrowings and availability under the facility are subject to compliance with financial covenants and other terms specified in the agreement.
     Additional details regarding the credit facility will be included in a Form 8-K to be filed with the Securities and Exchange Commission and Canadian securities commissions.
Cautionary Statement on Forward-Looking Information
     All statements, other than statements of historical fact, contained in this news release, including any information as to the future financial or operating performance of Swisher Hygiene, constitute “forward-looking information” or “forward-looking statements” within the meaning of certain securities laws, including the provisions of the Securities Act (Ontario) and are based on the expectations, estimates and projections of management as of the date of this news release unless otherwise stated. Forward-looking statements include, but are not limited to, possible events and statements with respect to possible events. The words “plans,” “expects,” “is expected,” “scheduled,” “estimates,” or “believes,” or similar words or variations of such words and phrases or statements that certain actions, events or results “may,” “could,” “would,” “might,” or “will be taken,” “occur,” and similar expressions identify forward-looking statements.
     Forward-looking statements are necessarily based upon a number of estimates and assumptions that, while considered reasonable by Swisher Hygiene as of the date of such statements, are inherently subject to significant business, economic and competitive uncertainties and contingencies. The estimates and assumptions of Swisher Hygiene contained in this news release, which may prove to be incorrect, include but are not limited to, the various assumptions set forth herein. All of these assumptions have been derived from information currently available to Swisher Hygiene including information obtained by Swisher Hygiene from third-party sources. These assumptions may prove to be incorrect in whole or in part. All of the forward-looking statements made in this news release are qualified by the above cautionary statements and those made in the “Risk Factors” section of Swisher Hygiene’s registration statement on Form 10 filed with the Securities and Exchange Commission, available on www.sec.gov, and with Canadian securities regulators available on Swisher Hygiene’s SEDAR profile at www.sedar.com, and Swisher Hygiene’s other filings with the Securities and Exchange Commission and with Canadian securities regulators available on Swisher Hygiene’s SEDAR profile at www.sedar.com. These factors are not intended to represent a complete list of the factors that could affect Swisher Hygiene.
     The forward-looking information set forth in this news release is subject to various assumptions, risks, uncertainties and other factors that are difficult to predict and which could cause actual results to differ materially from those expressed or implied in the forward-looking information.
     Swisher Hygiene disclaims any intention or obligation to update or revise any forward-looking statements, except to the extent required by applicable law.
About Swisher Hygiene Inc.
     Swisher Hygiene Inc. is a NASDAQ and TSX listed company that provides essential hygiene and sanitation solutions to customers throughout much of North America and internationally through its global network of 77 company-owned operations, 6 franchises and 10 master licensees operating in countries across Europe and Asia. These essential solutions include cleaning and sanitizing chemicals, foodservice and laundry products, restroom hygiene programs and a full range of related products and services. The company’s most recent program enhancement is its introduction of solid waste management services to commercial and residential customers in selected markets. Together, this broad set of offerings is designed to promote superior cleanliness and sanitation in all commercial environments from door to dumpster, enhancing the safety, satisfaction and well-being of employees and patrons. Swisher Hygiene’s customers include a wide range of commercial enterprises, with a particular emphasis on the foodservice, hospitality, retail, industrial and healthcare industries.
CONTACT:    Swisher Hygiene Inc.
Investor Contact:
Amy Simpson
Phone: (704) 602-7116
Don Duffy, ICR
Phone: (203) 682-8215
Media Contact:
Alecia Pulman, ICR
Phone: (203) 682-8332